Exhibit 99.1
Local Bounti Receives Continued Listing Standard Notice from NYSE

HAMILTON, MT – February 11, 2026 – Local Bounti Corporation (NYSE: LOCL) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company, today announced that on February 5, 2026, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual (the “Minimum Market Capitalization Standard”) due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million.

In accordance with NYSE procedures, the Company intends to notify the NYSE that it plans to submit a plan within 45 days of receipt of the Notice advising the NYSE of definitive action it has taken, or is taking, to bring it into compliance with the Minimum Market Capitalization Standard within nine months of receipt of the Notice (the “Market Capitalization Cure Period”). Any plan submitted by the Company to regain compliance would be subject to NYSE approval.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE during the Market Capitalization Cure Period. The Company is considering all available options to regain compliance with the NYSE continued listing standards. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain the listing of its shares on the NYSE.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its patented Stack & Flow Technology® – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 13,000 retail doors. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘revolutionize agriculture, ensuring accessibility to fresh, sustainable, locally grown produce and nourishing communities everywhere for generations to come,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “anticipate,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Market Capitalization Standard within the Market Capitalization Cure Period and the Company’s ability to continue to comply with applicable listing standards of the NYSE. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Local Bounti’s ability to continue as a going concern and the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all; Local Bounti’s ability to generate significant revenue; restrictions and covenants contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc. and Local Bounti’s ability to comply therewith; the risk that the concentrated ownership of our common stock will prevent other stockholders from influencing significant decisions; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti’s ability to complete the build out of its current or additional facilities in the future; Local Bounti’s reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to scale its operations and decrease its cost of goods sold over time; the potential for damage to or problems with Local Bounti’s facilities; the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti’s business, financial condition, and results of operations; unknown liabilities that may be assumed in acquisitions; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands; Local Bounti’s ability to achieve its sustainability goals; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risk of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive markets in which it operates; Local Bounti’s ability to defend itself against intellectual property infringement claims or other litigation; Local Bounti’s ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; changes in consumer preferences, perception, and spending habits in the food industry; the risk that seasonality may adversely impact Local Bounti’s results of operations; Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due; Local Bounti’s ability to comply with the continued listing requirements of the NYSE or timely cure any noncompliance thereof; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.